UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2023

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2023, the Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company”) appointed Matt Leonard to serve on the Board as a director with a term expiring at the Company’s 2024 annual meeting of stockholders.

Mr. Leonard, 57, currently serves as Chief Pharmacy Strategy Officer of Capsule. Prior to this role, from April 2020 to May 2021, Mr. Leonard was an independent healthcare advisor, assisting numerous clients, including public and private companies, healthcare system provides, advisory and private equity firms with strategy, business development and asset acquisitions. From April 2019 to April 2020, Mr. Leonard served as President. North America and Global Supply Chain Officer of Covetrus. Prior to his role at Covetrus, Mr. Leonard served in a variety of leadership roles at CVS Health, including most recently Executive Vice President, Pharmaceutical Contracting, Purchasing and Management Care from 2012 to April 2019. Mr. Leonard holds a B.S. in Pharmacy from the University of Rhode Island and is a Registered Pharmacist in the State of Rhode Island.

There is no arrangement or understanding between Mr. Leonard and any other person pursuant to which Mr. Leonard was selected to serve as a director of the Company, nor is Mr. Leonard a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. As a non-employee director, Mr. Leonard is eligible to participate in the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan (the “Plan”). For his service on the Board, Mr. Leonard will receive compensation in accordance with the Company’s general policies for compensation of non-employee directors, including, without limitation, an initial grant of a restricted stock award under the Plan having a grant date fair value equal to $435,000 upon joining the Board which will vest in three equal installments on the first, second and third anniversary of Mr. Leonard joining the Board.

The Company issued a press release on August 23, 2023 announcing Mr. Leonard’s appointment to the Board. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

On August 22, 2023, Dr. David B. Nash, M.D. informed the Board of his decision not to seek reelection as a director on the Board at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Dr. Nash will continue to serve for the remainder of his term as a director until the 2024 Annual Meeting. Dr. Nash has served as a member of the Company’s Board since May 2018 and has served as Chair of the Nominating and Corporate Governance Committee and as a Member of the Audit and Finance Committee. Dr. Nash’s decision not to stand for reelection was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 23, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2023	ANI PHARMACEUTICALS, INC.

	By:	/s/ Nikhil Lalwani
	Name:	Nikhil Lalwani
	Title:	President and Chief Executive Officer